Exhibit 23.1

               [LETTERHEAD OF SHATSWELL, MACLEOD & COMPANY, P.C.]

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Salisbury Bancorp, Inc.
Lakeville, Connecticut

      We hereby consent to the use of our report dated January 20, 2004 in the Form 10-K of Salisbury Bancorp, Inc. and the reference to us in the section designated "Experts".


                                           /s/SHATSWELL, MacLEOD & COMPANY, P.C.
                                           SHATSWELL, MacLEOD & COMPANY, P.C.

West Peabody, Massachusetts
March 24, 2004


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